                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933


                     PHILADELPHIA CONSOLIDATED HOLDING CORP.
             (Exact name of registrant as specified in its charter)

      Pennsylvania                                      23-2202671
(State of incorporation)                    (I.R.S. Employer Identification No.)

           One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004
              (Address of principal executive offices)       (Zip Code)

                        PHILADELPHIA INSURANCE COMPANIES
                          DIRECTORS STOCK PURCHASE PLAN
                            (Full title of the plan)


                         Mr. James J. Maguire, President
                                       or
                           Craig P. Keller, Secretary
                     Philadelphia Consolidated Holding Corp.
                            One Bala Plaza, Suite 100
                         Bala Cynwyd, Pennsylvania 19004
                     (Name and address of agent for service)

                                 (610) 617-7900
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                           Michael M. Sherman, Esquire
                       Wolf, Block, Schorr and Solis-Cohen
                         Twelfth Floor Packard Building
                            15th and Chestnut Streets
                             Philadelphia, PA 19102
                                 (215) 977-2236

                         CALCULATION OF REGISTRATION FEE



                                           Proposed           Proposed
    Title of                                Maximum            Maximum            Amount of
Securities to be      Amount to be       Offering Price        Aggregate         Registration
   Registered         Registered(1)       Per Share(2)      Offering Price           Fee
   ----------         -------------       ------------      --------------           ---
Common Stock,            25,000              $34.25             $856,250           $259.47
No par value




(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, represents the average of the high and low prices for the Common Stock as listed in the Nasdaq National Market of the Nasdaq Stock Market, Inc. on June 16, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

               The following documents filed by Philadelphia Consolidated Holding Corp. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

               1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

               2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

               3. The description of the Common Stock contained in the Registration Statement on Form 8-A/A dated September 13, 1993, registering the Common Stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and the Registration Statement and to be a part hereof and thereof from the date of filing of such documents.

               Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed to constitute a part of hereof except as so modified or superseded.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers.

               Subchapter D (Sections 1741 through 1750) of Chapter 17 the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively "Representatives"), and related matters.

               Under Section 1741, subject to certain limitations, a corporation has the power to indemnify Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his or her being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

               Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

               Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

               Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

               Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that such Representative is not entitled to be indemnified by the corporation.

               Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such Representative's official capacity and as to action in another capacity while holding that office.

               Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability incurred by such Representative in his or her capacity as a Representative, whether or not the corporation would have the power to indemnify such Representative against that liability under Subchapter D of Chapter 17 of the BCL.

               Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the BCL to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation or an employee benefit plan.

               Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17C of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

               Section 9 of Article IV of the Company's By-Laws provides indemnification to directors for all actions taken by them and for all failures to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, investigative or through arbitration. Section 9 of Article IV of the Company's By-Laws also permits the Company, by action of its board of directors, to indemnify officers, employees and other persons to the same extent as directors. Amendments, repeals or modifications of Section 9 of Article IV of the

Company's By-Laws apply to indemnitees prospectively only and such changes require the consent of each of the directors affected by the change. No repeal or amendment of the ByLaws will affect any or all of Section 9 of Article IV so as either to reduce the limitation of directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by the unanimous vote of the directors of the Company then serving or the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of directors. Section 9 of Article IV further permits the Company to maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any such expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Pennsylvania or other law.

               The Company has purchased directors' and officers' liability insurance.


Item 7. Exemption from Registration Claimed.

               Not applicable.


Item 8. Exhibits.

               The following Exhibits are filed as part of this Registration
Statement:

                       4 Philadelphia Insurance Companies Directors Stock Purchase Plan.

                       5       Opinion of Wolf, Block, Schorr and Solis-Cohen.

                       23.1 Consent of Coopers & Lybrand L.L.P., independent accountants.

                       23.2 Consent of Wolf, Block, Schorr and Solis-Cohen (contained in Exhibit 5).

                       24 Power of Attorney (included on signature page in Part II of the Registration Statement).


Item 9. Undertakings.

               The undersigned Registrant hereby undertakes:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

               Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd Pennsylvania, on this 19th day of June, 1997.

                                    PHILADELPHIA CONSOLIDATED HOLDING CORP.


                                    By: /s/ James J. Maguire
                                        ---------------------
                                        James J. Maguire
                                        Chairman of the Board, President
                                        and Chief Executive Officer

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Maguire and Craig P. Keller, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the date indicated.

       Signature                             Title                                  Date
       ---------                             -----                                  ----

/s/James J. Maguire                Chairman of the Board of Directors,          June 19, 1997
---------------------------        President and Chief Executive Officer
James J. Maguire                   (Principal Executive Officer)


/s/Craig P. Keller                 Vice President, Chief Financial              June 19, 1997
---------------------------        Officer and Secretary (Principal
Craig P. Keller                    Financial and Accounting Officer)


/s/Paul R. Hertel, Jr.             Director                                     June 18, 1997
---------------------------
Paul R. Hertel, Jr.

/s/Roger L. Larson                 Director                                     June 18, 1997
---------------------------
Roger L. Larson

/s/Thomas J. McHugh                Director                                     June 18, 1997
---------------------------
Thomas J. McHugh

/s/Michael J. Morris               Director                                     June 19, 1997
---------------------------
Michael J. Morris

/s/Sean S. Sweeney                 Director                                     June 19, 1997
---------------------------
Sean S. Sweeney

/s/J. Eustace Wolfington           Director                                     June 16, 1997
---------------------------
J. Eustace Wolfington

                        PHILADELPHIA INSURANCE COMPANIES
                          DIRECTORS STOCK PURCHASE PLAN



                       REGISTRATION STATEMENT ON FORM S-8


                                  EXHIBIT INDEX



EXHIBIT NO.          DOCUMENT                                          METHOD OF FILING
-----------          --------                                          ----------------
 4                   Philadelphia Insurance Companies
                     Directors Stock Purchase Plan.                            *

 5                   Opinion of Wolf, Block, Schorr and Solis-Cohen.           *

23.1                 Consent of Coopers & Lybrand, L.L.P.,
                     independent accountants.                                  *

23.2                 Consent of Wolf, Block, Schorr and Solis-Cohen
                     (contained in Exhibit 5).                                 *

24                   Power of Attorney (included on signature page in
                     Part II of the Registration Statement).                   *

*  Filed electronically herewith.